ANNUAL MEETING OF STOCKHOLDERS OF

JRJR33, INC.

SEPTEMBER 15, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at www.jrjrnetworks.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

THE BOARD OF DIRECTORS OF JRJR33, INC.
RECOMMENDS THAT YOU VOTE
FOR ALL NOMINEES LISTED IN PROPOSAL 1,
FOR PROPOSAL 2, AND FOR PROPOSAL 3

PROPOSAL 1. Election of the following director nominees to serve for the following year and until his or her successor is elected:

Nominees are: John P. Rochon, John Rochon, Jr., Julie Rasmussen, Michael Bishop, William H. Randall, Bernard Ivaldi, Roy G.C. Damary, and John W. Bickel

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	WITHHELD FOR THE FOLLOWING ONLY: (WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE BELOW)

PROPOSAL 2. Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

FOR	AGAINST	ABSTAIN

PROPOSAL 3. Approval of increase the number of shares of common stock that we will have authority to grant under our 2015 Stock Incentive Plan from 1,500,000 shares to 3,500,000 shares.

FOR	AGAINST	ABSTAIN

Dated:
Signature(s) of Stockholder(s)
Title:

Please mark, date and sign exactly as your name appears on this proxy card and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.